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                                 EXHIBIT 11
                      CALCULATION OF EARNINGS PER SHARE
                        MEDAR, INC. AND SUBSIDIARIES



                                                                                 THREE MONTHS ENDED
                                                                                       MARCH 31
                                                                                    1997       1996
                                                                              --------------------------
                                                                             (In thousands except per
                                                                                     share data)
Per common share and common share equivalents:
  Outstanding shares - beginning of period                                           8,852       8,712
  Weighted average of:
    Exercise of stock options                                                                       79
    Net effect of dilutions based on treasury stock method using
      average market price                                                              41         204
                                                                            --------------------------
TOTAL SHARES                                                                         8,893       8,995
                                                                            ==========================
Net earnings                                                                  $         26  $      327
                                                                            ==========================

Net earnings per share                                                        $          0  $      .04
                                                                            ==========================
Per common share assuming full dilution:
  Outstanding shares - beginning of period                                           8,852       8,712
  Weighted average of:
    Exercise of stock options                                                                       79
    Net effect of dilutive stock options based on treasury stock method using quarter-end market price if higher than average
      market price                                                                      45         229
                                                                            --------------------------
TOTAL SHARES                                                                         8,897       9,020
                                                                            ==========================
Net earnings                                                                  $         26  $      327
                                                                            ==========================
Net earnings per share                                                        $          0  $      .04
                                                                            ==========================
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